EXHIBIT 21
- ----------
(to Form 10-K)

THE CLOROX COMPANY
- ------------------
SUBSIDIARIES OF THE REGISTRANT
(100% owned unless otherwise indicated)

Subsidiaries                   Jurisdiction of Incorporation
- ------------                   -----------------------------
Brita (USA), Inc.                         Delaware

The Clorox Company of Canada, Ltd.        Canada

The Clorox International Company          Delaware

     Clorox Argentina S.A. (90%)          Argentina

     Clorox Chile S.A.                    Chile

     Clorox Korea Ltd.                    Korea

     Clorox de Mexico, S.A. de C.V.       Mexico

     The Clorox Company of Puerto Rico    Delaware

     Colgate-Clorox (Far East) Ltd.       Hong Kong
       (50%)

     Corporacion Clorox de Venezuela,     Venezuela
       S.A.

     Henkel Iberica, S.A. (20%)           Spain

     The Household Cleaning Products      Egypt
       Company of Egypt, Ltd. (49%)

     Mohammed Ali Abudawood and           Saudi Arabia
       Company for Industry (30%)

     National Cleaning Products           Saudi Arabia
       Company Limited (30%)

     Productos Del Hogar, C. por A.       Dominican Republic
       (49%)

     Tecnoclor, S.A. (49%)                Colombia

     United Cleaning Products Mfg.        Yemen Arab Republic
       Co. Ltd. (33%)

     Yuhan-Clorox Co., Ltd. (50%)         Korea

The Clorox Professional Products Company  Delaware

- ----------------------
(to Form 10-K)

The HVR Company                           Delaware

The Kingsford Products Company            Delaware

The Company also markets its branded products through licensees and distributors in Australia, Canada, Costa
Rica, El Salvador, Guatemala, Haiti, Honduras, Jamaica,
Japan, Malaysia, Netherlands Antilles, Panama, Peru,
Trinidad, Venezuela and Yemen Arab Republic and other countries.